Exhibit 3.5(b)
BUSINESS CORPORATIONS ACT
ARTICLES
OF
656790 B.C. LTD.
Incorporation No. 656790
PART 1
INTERPRETATION
1.1 In these Articles, unless the context otherwise requires:
a)	“Board” and “Directors” means the directors or sole director of the Company for the time being;

b)	“Business Corporations Act” and the “Act” means the Business Corporations Act of British Columbia from time to time in force and all amendments thereto and includes all regulations and amendments made pursuant to the Act;

c)	“Casual Vacancy” means any vacancy occurring in the Board save and except for a vacancy occurring at an annual general meeting of the shareholders of the Company;

d)	“Director” means any individual director or the sole director of the Company for the time being;

e)	“Month” means calendar month;

f)	“Notice of Articles” the Notice of Articles of the Company as required by the Business Corporations Act;

g)	“Person” means an individual, body corporate, partnership, personal representative, joint venture, trust, unincorporated organization, association, the Crown or any agency or instrumentality thereof, or any entity recognized by law;

h)	“Registered Address” of a shareholder means the address as recorded for that shareholder in the central securities register;

i)	“Registered Owner” or “Registered Holder” when used with respect to a share in the authorized share structure of the Company means the Person registered in the central securities register in respect of such share;

j)	“Seal” means the common seal of the Company, if the Company has one;

k)	“Special Majority” means, in respect of a resolution, a majority of at least 2/3 of the votes cast on the resolution;

1)	“Special Resolution” means, subject to the requirements of the Business Corporations Act, a resolution passed by a Special Majority;

m)	“Special Separate Resolution” has the meaning attributed to it by the Business Corporations Act;

n)	“Transfer Agent” means the transfer agent of the Company and includes a “branch transfer agent”.
1.2 Expressions referring to writing shall be construed as including references to printing, lithography, typewriting, photography and other modes of representing or reproducing words in a visible form.
1.3 Words importing the singular include the plural and vice versa; words in one gender include all genders.
1.4 The meaning of any words or phrases defined in the Business Corporations Act shall if not inconsistent with the subject or context, bear the same meaning in these Articles.
1.5 The Rules of Construction contained in the Interpretation Act (British Columbia) shall apply, mutatis mutandis, to the interpretation of these Articles.
1.6 If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.
PART 2
SHARES AND SHARE CERTIFICATES
2.1 Every shareholder is entitled, without charge, to one certificate representing the share or shares of each class held by him; provided that, in respect of a share or shares held jointly by several Persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint Registered Holders or to his duly authorized agent shall be sufficient delivery to all; and provided further that the Company shall not be bound to issue certificates representing redeemable shares, if such shares are to be redeemed within one Month of the date on which they were allotted. Any share certificate may be sent by registered prepaid mail to the shareholder entitled thereto at his Registered Address and neither the Company nor any Transfer Agent shall be liable for any loss-occasioned to the shareholder owing to any such share certificate so sent being lost in the mail or stolen.
2.2 If a share certificate:
a)	is worn out or defaced, the Directors shall, upon production to them of the certificate and upon such other terms, if any, as they may think fit, order the certificate to be cancelled and shall issue a new certificate in place thereof; or

b)	is lost, stolen or destroyed, then, upon proof thereof to the satisfaction of the Directors and upon such indemnity, if any, as the Directors deem adequate being given, a new share certificate in place thereof shall be issued to the Person entitled to such lost, stolen or destroyed certificate.
A sum, not exceeding that permitted by the Business Corporations Act, as the Directors may from time to time fix, shall be paid to the Company for each certificate issued under this Article.
2.3 If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.
2.4 If a shareholder surrenders two or more share certificates to the Company with a written request that the Company issue in the shareholder’s name a share certificate representing in the aggregate the same number of shares as the share certificates so surrendered, the Company must cancel the surrendered share certificates and issue a replacement share certificate in accordance with that request.
2.5 There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.3 or 2.4, the amount, if any, (which must not exceed the amount permitted by the Business Corporations Act), determined by the Directors.
2.6 Every share certificate shall be signed manually by at least one officer of the Company or Director, or by or on behalf of a registrar, branch registrar, Transfer Agent or branch transfer agent of the Company and any additional signatures may be printed or otherwise mechanically reproduced; and, in such event, a certificate so signed is as valid as if signed manually, notwithstanding that any Person whose signature is so printed or mechanically reproduced shall have ceased to hold the office that he is stated on such certificate to hold at the date of the issue of a share certificate.
2.7 Except as required by law, statute or these Articles, no Person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or in any fractional part of a share or (except only as by law, statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except for the absolute right of legal ownership in respect of its Registered Holder.
2.8 Every share certificate issued by the Company shall be in such form as the Directors approve and shall comply with the Business Corporations Act.
PART 3
ISSUE OF SHARES
3.1 Subject to the provisions of the Business Corporations Act, the unissued shares, in the share structure of the Company for the time being, together with any shares of the Company purchased or redeemed by the Company and not cancelled shall be under the control of the Directors who may, subject to the rights of the holders of the issued shares of the Company for the time being, issue, allot, grant options on or otherwise dispose of such shares to such Persons, including Directors, upon such terms and conditions and at such price or for such consideration as the Directors, in their absolute discretion, may determine.
3.2 Subject to the provisions of the Business Corporations Act, the Company may pay a reasonable commission or allow a reasonable discount to any Person in consideration of that person procuring or agreeing to procure purchasers for any shares in the Company whether absolutely or conditionally, or purchasing or agreeing to purchase shares of the Company from the Company or from any other person. The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.
3.3 No share may be issued until it is fully paid and the Company shall have received the full consideration therefor in past services actually performed for the Company, property or money. Money or a record evidencing indebtedness of the Person to whom the shares are to be issued is not property for the purpose of this Article. The aggregate value of property or past services for the purpose of this Article shall be the value determined by the Directors by resolution to be, in all circumstances of the transaction, not greater than the fair market value thereof.
3.4 The Directors may determine the price or consideration at or for which shares without par value may be issued.
3.5 The Company may, subject to the provisions of the Business Corporations Act, issue share purchase warrants, options and rights upon such terms and conditions as the Directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other security issued or created by the Company from time to time.
3.6 If the Company is or becomes a company which is not a public company, and shall propose to issue, or to grant an option or other right for the purchase or subscription for, shares of any class or classes, each such issue or grant shall be offered by the Company to each of the shareholders as nearly as may be in proportion to the number of shares held by them respectively at the date of such offer. Every such offer shall be made in writing by a director or the Secretary, if any, and shall state that any shareholder who desires to subscribe for a number of shares which is less than or in excess of his respective proportion of the shares proposed to be issued shall, in his subscription, specify the number of shares less than or in excess of such proportions that he desires to purchase. If all the shareholders do not subscribe for their respective proportions of the shares proposed to be issued, the unsubscribed shares shall be used to satisfy the subscriptions of shareholders for numbers of shares in excess of their respective proportions and, if the subscriptions, in the aggregate, are more than sufficient to exhaust such unsubscribed shares, the unsubscribed shares shall be divided rateably among the shareholders desiring shares in numbers in excess of their respective proportions of the shares proposed to be issued in proportion to the number of shares held by them at the date of such offer, but no party thereto shall be bound to take any shares in excess of the number indicated in his subscription. If the shares of any issue shall not be capable, without division into fractions of shares, of being offered to or being divided among the shareholders in the proportion hereinbefore mentioned, the same shall be offered to or divided among the shareholders as nearly as may be in the proportions hereinbefore mentioned, and any balance shall be offered to or divided among the shareholders or some of them in such manner as may be determined by the Board.
PART 4
SHARE REGISTERS
4.1 The Company shall keep or cause to be kept a central securities register within British Columbia, as required by the Business Corporations Act. If the Company’s capital shall consist of more than one class of shares, a separate register may be kept in respect of each class of shares. The Company may appoint an agent to keep the central securities register or, if there is more than one class of shares, the Company may appoint an agent, which need not be the same agent, to keep the register for each class of shares. The Company may also appoint one or more agents, including the agent which keeps the register of the Company’s shares or of a class thereof, as Transfer Agent for its shares or such class thereof, as the case may be, and the same or another agent or agents as registrar for its shares or such class thereof, as the case may be. The Company may terminate the appointment of any such agent at any time and may appoint another agent in its place.
4.2 Unless prohibited by the Business Corporations Act, the Company may keep or cause to be kept one or more branch securities registers at such place or places within or without British Columbia as the Directors may from time to time determine.
PART 5
TRANSFER AND TRANSMISSION OF SHARES
5.1 Subject to the provisions of these Articles that may be applicable, any shareholder may transfer any of his shares by instrument in writing executed by or on behalf of such shareholder and delivered to the Company or its Transfer Agent. The instrument of transfer of any share of the Company shall be in the form, if any, on the back of the Company’s share certificates or in such other form as the Directors may from time to time approve. Except to the extent that the Business Corporations Act may otherwise provide, the transferor shall be deemed to remain the holder of the shares until the name of the transferee is entered in the central securities register or a branch securities register in respect thereof.
5.2 Every instrument of transfer shall be executed by the transferor and left at the registered office of the Company or at the office of its Transfer Agent or registrar for registration together with the share certificate for the shares to be transferred and such other evidence, if any, as the Directors or the Transfer Agent or registrar for registration may require to prove the title of the transferor or his right to transfer the shares and the right of the transferee to have the transfer registered. All instruments of transfer where the transfer is registered shall be retained by the Company or its Transfer Agent or registrar for registration and any instrument of transfer, where the transfer is not registered, shall be returned to the Person depositing the same together with the share certificate which accompanied the same when tendered for registration,
5.3 The signature of the Registered Owner of any shares, or of his duly authorized attorney, upon an instrument of transfer shall constitute a complete and sufficient authority to the Company, its Directors, officers and agents to register, in the name of the transferee as named in the instrument of transfer, the number of shares specified therein or, if no number is specified, all the shares of the Registered Owner represented by share certificates deposited with the instrument of transfer. If no transferee is named in the instrument of transfer, the instrument of transfer shall constitute a complete and sufficient authority to the Company, its Directors, officers or agents to register, in the name of the Person on whose behalf any certificate for the shares to be transferred is deposited with the Company for the purpose of having the transfer registered, the number of shares specified in the instrument of transfer or, if no number is specified, all the shares represented by all share certificates deposited with the instrument of transfer.
5.4 Neither the Company nor any Director, officer or agent thereof shall be bound to inquire into the title of the Person named in the form of transfer as transferee or, if no Person is named therein as transferee, of the Person on whose behalf the certificate is deposited with the Company for the purpose of having the transfer registered or be liable to any claim by such Registered Owner or by any intermediate owner or holder of the certificate or of any of the shares represented thereby or any interest therein for registering the transfer; and, the transfer, when registered, shall confer upon the Person in whose name the shares have been registered a valid title to such shares.
5.5 There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the Directors.
5.6 In the case of the death of a shareholder, the survivor or survivors, where the deceased was a joint Registered Holder, and the personal or other legal representative of the deceased, where he was the sole holder, shall be the only Persons recognized by the Company as having any title to or interest in the shares registered in the name of the deceased. Before recognizing any Person applying to the Company to effect a transmission of shares, the legal personal representative must obtain a grant of probate, letters of administration in British Columbia or such other documents as permitted or required pursuant to the Business Corporations Act.
5.7 Upon the death or bankruptcy of a shareholder, his personal or other legal representative or trustee in bankruptcy, although not registered as a shareholder, shall have the same rights, privileges and obligations that attach to the shares formerly held by the deceased or bankrupt shareholder if the documents required by the Business Corporations Act have been deposited at the Company’s registered office.
5.8 Any Person becoming entitled to a share as a consequence of the death or bankruptcy of a shareholder, upon such documents and evidence being produced to the Company as the Business Corporations Act requires, and any Person who becomes entitled to a share as a result of an order of a Court of competent jurisdiction or a statute shall have the right either to be registered as a shareholder in his representative capacity in respect of such share, or, if he is a personal or other legal representative instead of being registered himself, to make such transfer of the share as the deceased or bankrupt Person could have made upon producing such evidence that he is so entitled as the Directors think sufficient; but the Directors shall, as regards a transfer by a personal or other legal representative or trustee in bankruptcy, have the same right, if any, to decline or suspend registration of a transfer as they would have in the case of a transfer of a share by the deceased or bankrupt Person before the death or bankruptcy.
PART 6
ALTERATION OF SHARE STRUCTURE
6.1 The Company may by ordinary resolution alter its Notice of Articles and these Articles to increase the authorized share structure of the Company:
a)	by creating shares with par value, or shares without par value, or both;

b)	by increasing the number of shares with par value, or shares without par value, or both; or

c)	by increasing the par value of a class of shares with par value, if no shares of that class are issued.
and the Company shall file a notice of alteration with the Registrar of Companies and alter these Articles to reflect the change.
6.2 The Company may by Special Resolution alter its Notice of Articles and these Articles to subdivide, consolidate, change from shares with par value to shares without par value or from shares without par value to shares with par value, alter the designation of all or any of its shares, or otherwise alter its authorized share structure, but only to such extent, in such manner and with such consents of shareholders holding a class of shares which is the subject of or the right or special right of those shares is prejudiced or interfered with by such alteration, as the Business Corporations Act provides.
6.3 The Company may alter its Notice of Articles and these Articles:
a)	by Special Resolution to create, define and attach special rights or restrictions to any shares, whether issued or unissued; and

b)	by Special Resolution and by otherwise complying with any applicable provision of its Notice of Articles and these Articles to vary or delete any special rights or restrictions attached to any shares, whether issued or unissued;
and in each case the Company shall file a notice of alteration with the Registrar of Companies and alter these Articles to reflect the change.
6.4 No right or special right attached to issued shares shall be prejudiced or interfered with under the Business Corporations Act, the Notice of Articles or these Articles unless:
a)	if the right or special right prejudiced or interfered with is attached to a class of shares, shareholders holding shares of that class; or

b)	if the right or special right prejudiced or interfered with is attached to a series of shares, shareholders holding shares of that series;
consent by a Special Separate Resolution of the shareholders of that class or series, as the case may be, requiring a majority of three-quarters of the votes cast.
6.5 Article 6.4 does not apply to a compromise or arrangement under the Business Corporations Act.
PART 7
PURCHASE AND REDEMPTION OF SHARES
7.1 Subject to the special rights and restrictions attached to any class of shares, the Company may, by a resolution of the Directors and in compliance with the Business Corporations Act:
a)	purchase any of its shares at the price and upon the terms specified in such resolution or redeem any class of its shares in accordance with the special rights and restrictions attaching thereto;

b)	accept a surrender of shares by way of gift or for cancellation;

c)	convert fractional shares into whole shares provided that each fractional share remaining after conversion that is less than 1/2 of a share must be cancelled and each fractional share that is at least 1/2 of a share must be changed to one whole share.
No such purchase or redemption shall be made if there are reasonable grounds for believing that the Company is insolvent at the time of the proposed purchase or redemption or making the payment or providing the consideration for the proposed purchase or redemption would render the Company insolvent. Unless the shares are to be purchased pursuant to the requirements of the Business Corporations Act through a securities exchange or a quotation and trade reporting system, or from an employee or former employee of the Company or of an affiliate of the Company, or in respect of shares beneficially owned by the employee or former employee, from the registered owner of the shares, the Company shall make its offer to purchase rateably to every shareholder who holds shares of the class or series to be purchased.
7.2. If the Company proposes to redeem some, but not all, of the shares of a particular class or series, the Directors may, subject to the special rights and restrictions attached to such shares, decide the manner in which the shares to be redeemed shall be selected.
PART 8
BORROWING POWERS
8.1 The Directors may from time to time at their discretion authorize the Company to:
a)	borrow money in such manner and amount, on such security, from such sources and upon such terms and conditions as they think fit;

b)	guarantee the repayment of money borrowed by any Person or the performance of any obligation of any Person;

c)	issue bonds, debentures and other debt obligations, either outright or as security for any liability or obligation of the Company or any other Person; and

d)	mortgage, charge, whether by way of specific or floating charge, or give other security on the undertaking, or on the whole or any part of the property and assets of the Company (both present and future).
8.2 Any bonds, debentures or other debt obligations of the Company may be issued at a discount, premium or otherwise, with any special privileges as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attending and voting at general meetings of the Company, appointment of Directors or otherwise, and may by their terms be assignable free from any equities between the Company and the Person to whom they were issued or any subsequent holder thereof, all as the Directors may determine.

8.3 Every bond, debenture or other debt obligation of the Company shall be signed manually by at least one Director or officer of the Company or by or on behalf of a trustee, Transfer Agent or branch Transfer Agent for the bond, debenture, or other debt obligation appointed by the Company or under any instrument under which the bond, debenture or other debt obligation is issued and any additional signatures may be printed or otherwise mechanically reproduced thereon and, in such event, a bond, debenture or other debt obligation so signed is as valid as if signed manually notwithstanding that any Person, whose signature is so printed or mechanically reproduced shall have ceased to hold the office that he is stated on such bond, debenture or other debt obligation to hold at the date of the issue thereof.
PART 9
GENERAL MEETINGS
9.1 The general meetings of the Company shall be held at such time and place, in accordance with the Business Corporations Act, as the Directors determine. A general meeting of the Company may be held outside of British Columbia at any location approved by Special Resolution.
9.2 Every general meeting, other than an annual general meeting, shall be called an extraordinary general meeting.
9.3 The Directors may, whenever they think fit, convene an extraordinary general meeting.
9.4 As further specified in Article 23, the Company must send notice of the date, time and location of any meeting of shareholders, and, in case of special business, the general nature of that business, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:
a)	if and for so long as the Company is a public company, 21 days;

b)	otherwise, 10 days.
9.5 The accidental omission to send notice of any meeting to, or the nonreceipt of any notice by, any of the Persons entitled to notice shall not invalidate any proceedings at that meeting.
9.6 A shareholder and any other Person entitled to notice of a meeting of shareholders may before, during or after the meeting, or if they are present at the meeting, waive entitlement or agree to reduce the period of that notice. An entry in the minute book of such waiver or reduction shall be sufficient evidence of the due convening of the meeting.

9.7 Except as otherwise provided by the Business Corporations Act, where any special business at a general meeting includes considering, approving, ratifying, adopting or authorizing any document of any nature or kind whatsoever or the execution thereof or the giving of effect thereto, the notice convening the meeting shall, with respect to such document, be sufficient if it states that a copy of the document or proposed document is or will be available for inspection by shareholders at the registered office or records office of the Company or at some other place in British Columbia designated in the notice during any specified or unspecified business hours on any specified or unspecified working day or days up to the date of such general meeting and at the meeting.
PART 10
PROCEEDINGS AT GENERAL MEETINGS
10.1 All business shall be deemed special business which is transacted at:
a)	an extraordinary general meeting; and

b)	an annual general meeting, with the exception of the consideration of the financial statements and of the respective reports of the Directors and Auditor, fixing or changing the number of Directors, approval of a motion to elect two or more Directors by a single resolution, the election of Directors, the appointment of the Auditor, the fixing of the remuneration of the Auditor and such other business as by these Articles or the Business Corporations Act may be transacted at a general meeting without prior notice thereof being given to the shareholders or any business which is brought under consideration by the report of the Directors.
10.2 No business, other than the election of the chairman or the adjournment of the meeting, shall be transacted at any general meeting unless a quorum of shareholders, entitled to attend and vote, is present at the commencement of the meeting, but the quorum need not be present throughout the meeting.
10.3 Save as herein otherwise provided, a quorum shall be two Persons present, or representing by proxy, and being shareholders holding not less than one-twentieth of the issued shares entitled to be voted at the meeting. If there is only one shareholder, the quorum is one Person present and being, or representing by proxy, such shareholder. The Directors, the Secretary or, in his absence, an Assistant Secretary, the auditor (if any), and the solicitor of the Company shall be entitled to attend at any general meeting but no such Person shall be counted in the quorum or be entitled to vote at any general meeting unless he shall be a shareholder or proxyholder entitled to vote thereat.
10.4 Unless these Articles otherwise provide, the provisions of these Articles relating to general meetings shall apply, with the necessary changes and so far as they are applicable, to a class meeting of shareholders holding a particular class of shares. A quorum for a class meeting of shareholders shall be at least one Person holding or representing by proxy not less than one-twentieth of the shares affected and one Person, if he is a quorum, may constitute a class meeting.
10.5 If within half an hour from the time appointed for a general meeting a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and, if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Person or Persons present and being, or representing by proxy, a shareholder or shareholders entitled to attend and vote at the meeting shall be a quorum.
10.6 The Directors may determine the manner in which meetings of shareholders shall be held (either at a specified place, or by means of telephonic or other communications medium that permit all participants to communicate with each other, or a combination of the foregoing), as permitted by the laws governing the Company and the Articles; and when calling a meeting of the shareholders, the Directors may determine that such meeting will be held entirely by means of such telephonic or other communications medium; provided that all participants shall be able to communicate with each other during the meeting.
10.7 Any Person entitled to attend and vote at a meeting of shareholders may:
a)	vote at the meeting in Person or by proxy and, subject to any determinations made from time to time by the Directors, may appoint a proxy by any method permitted by law, including over the internet, by the input of data using telephonic facilities or by reproduction using facsimile or electronic facilities; and

b)	participate in the meeting by means of telephonic or other communications medium that permit all participants to communicate with each other during the meeting, if the Company makes available such communication facilities.
10.8 The Chairman of the Board or in his absence the Vice-Chairman or in his absence the President of the Company, if any, shall be entitled to preside as chair at every general meeting of the Company.
10.9 If at any general meeting none of the Chairman, Vice-Chairman or President is present or willing to act as chair within ten minutes of the time appointed for holding the meeting, the Directors present shall choose one of their number to be chair. If all the Directors present decline to take the chair, or if the Directors shall fail to so choose or if no Director is present, the shareholders entitled to vote at the meeting that are present shall choose one of their number to be chair of the meeting.
10.10 The chair may and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice, but not “advance notice”, of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.
10.11 No motion proposed at a general meeting need be seconded and the chair may propose or second a motion.
10.12 Subject to the provisions of the Business Corporations Act, at any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless (before or on the declaration of the result of the show of hands) a poll is directed by the chair or demanded by at least one shareholder entitled to vote who is present in Person or by proxy. The chair shall declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll and such decision shall be entered in the book of proceedings of the Company. A declaration by the chair that a resolution has been carried, or carried unanimously, or by a particular majority, or lost or not carried by a particular majority and an entry to that effect in the book of the proceedings of the Company shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.
10.13 In the case of an equality of votes, whether on a show of hands or on a poll, the chair of the meeting at which the show of hands takes place or at which the poll is demanded shall not be entitled to a second or casting vote.
10.14 No poll may be demanded on the election of a chair. A poll demanded on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken as soon as, in the opinion of the chair, is reasonably convenient, but in no event later than seven days after the meeting and at such time and place and in such manner as the chair of the meeting directs. The result of the poll shall be deemed to be the resolution of and passed at the meeting at which the poll was demanded. Any business other than that upon which the poll has been demanded may be proceeded with pending the taking of the poll. A demand for a poll may be withdrawn.
10.15 Every ballot cast upon a poll and every proxy appointing a proxyholder who casts a ballot upon a poll shall be retained at the records office of the Company for a period of at least three months and be subject to such inspection as the Business Corporations Act may provide and in the absence thereof as the Directors may determine.
10.16 On a poll a Person entitled to cast more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.
10.17 Unless the Business Corporations Act or these Articles otherwise provide, any action to be taken by a resolution of the shareholders may be taken by an ordinary resolution.
10.18 In the case of any dispute as to the admission or rejection of a vote, the chair shall determine the same and his determination made in good faith shall be final and conclusive.

PART 11
VOTES OF SHAREHOLDERS
11.1 Subject to any special voting rights or restrictions attached to any class of shares and the restrictions on joint Registered Holders of shares, on a show of hands every shareholder present in Person, by proxy or by authorized representative shall have one vote and on a poll every shareholder present in Person, by proxy or by authorized representative shall have one vote for each share he holds or represents.
11.2 Any Person who is not registered as a shareholder, but is entitled to vote at any general meeting in respect of a share, may vote the share in the same manner as if he were a shareholder; but, unless the Directors have previously admitted his right to vote at that meeting in respect of the share, he shall satisfy the Directors of his right to vote the share before the time for holding the meeting, or adjourned meeting, as the case may be, at which he proposes to vote.
11.3 If a corporation is not a subsidiary of the Company, that corporation may appoint a person to act as its representative at any meeting of the shareholders of the Company, and;
a)	for that purpose, the instrument appointing a representative must:
i)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

ii)	be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting;
b)	if a representative is appointed under this Article 11.3:
i)	the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

ii)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.
Evidence of the appointment of any such representative may be sent to the Company in writing by any method permitted by law, included over the internet, by the input of data using telephonic facilities or by reproduction using facsimile or electronic facilities.

11.4 In the case of joint Registered Holders of a share, the vote of the senior joint shareholder who exercises a vote, whether in Person or by proxyholder, shall be accepted to the exclusion of the votes of the other joint Registered Holders; and, for this purpose, seniority shall be determined by the order in which the names stand in the central securities register or in such other manner as the Directors may in good faith stipulate from time to time. Several legal personal representatives of a deceased shareholder whose shares are registered in his sole name shall for the purpose of this Article be deemed joint Registered Holders.
11.5 Articles 11.6 to 11.12 do not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply.
11.6 A shareholder of unsound mind who would otherwise be entitled to attend and vote, in respect of whom an order has been made by any court having jurisdiction, may vote, whether on a show of hands or on a poll, by his committee, curator bonis, or other Person in the nature of a committee or curator bonis appointed by that court, and any such committee, curator bonis, or other Person may appoint a proxyholder.
11.7 A shareholder holding more than one share in respect of which he is entitled to vote shall be entitled to appoint a proxyholder to attend, act and vote him. If such shareholder should appoint more than one proxyholder for the same occasion he shall specify the number of shares each proxyholder shall be entitled to vote. A shareholder may also appoint one or more alternate proxyholders to act in the place and stead of an absent proxyholder.
11.8 A form of proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation, either under the Seal of the corporation or under the hand of a duly authorized officer or attorney. Any Person may act as proxyholder whether or not he is a shareholder. The proxy may authorize the proxyholder to act as such for the appointor for such period, at such meeting or meetings as may be indicated in the proxy and to the extent permitted by the Business Corporations Act.
11.9 A form of proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy thereof, shall be deposited at the registered office of the Company, or at such other place as is specified for that purpose in the notice calling the meeting, not less than 48 hours, or such lesser time period as is set out in the notice calling the meeting or in the Information Circular relating thereto, if any (excluding Saturdays, Sundays and holidays), before the time for holding the meeting in respect of which the Person named in the instrument is appointed. In addition to any other method of depositing proxies provided for in these Articles, the Directors may from time to time by resolution make regulations relating to the depositing of proxies at any place or places and fixing the time or times for depositing the proxies, not exceeding 48 hours (excluding Saturdays, Sundays and holidays) preceding the meeting or adjourned meeting specified in the notice calling a meeting of shareholders, and providing for particulars of such proxies to be sent to the Company or any agent of the Company in writing by any method permitted by law, including over the internet, by the input of data using telephonic facilities or by reproduction using facsimile or electronic facilities so as to arrive before the commencement of the meeting or adjourned meeting at the office of the Company or of any agent of the Company appointed for the purpose of receiving such particulars and providing that proxies so deposited may be acted upon as though the proxies themselves were deposited as required by this Part and votes given in accordance with such regulations shall be valid and be counted.
11.10 Unless the Business Corporations Act or any other statute or law which is applicable to the Company or to any class of its shares requires any other form of proxy, a proxy, whether for a specified meeting or otherwise, shall be in the form following, but may also be in any other form that the Directors or the chairman of the meeting shall approve:
(Name of Company)
The undersigned, being a shareholder of the above named Company, hereby appoints                                          or failing him                                                              as proxyholder for the undersigned to attend, act and vote for and on behalf of the undersigned at the general meeting of the Company to be held on the                of                and at any adjournment thereof.
Signed this                      day of                                         ,                      .

(Signature of shareholder)
11.11 A vote given in accordance with the terms of a proxy is valid notwithstanding the previous death or incapacity of the shareholder giving the proxy, the revocation of the proxy or of the authority under which the form of proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no notification in writing of such death, incapacity, revocation or transfer shall have been received at the registered office of the Company or by the chairman of the meeting or adjourned meeting for which the proxy was given before the vote is taken.
11.12 Every proxy may be revoked by an instrument in writing:
a)	executed by the shareholder giving the same, by his attorney authorized in writing or, where the shareholder is a corporation, by a duly authorized officer or attorney of the corporation; and

b)	delivered either at the registered office of the Company at any time up to and including the last business day preceding the day of the meeting, or any adjournment thereof at which the proxy is to be used, or to the chairman of the meeting on the day of the meeting or any adjournment thereof;

or in any other manner provided by law
PART 12
DIRECTORS
12.1 Unless a company is in existence prior to March 29, 2004, the first Directors are the directors as set out in the Notice of Articles upon the recognition of the Company, subject to the requirements of the Business Corporations Act. The Directors to succeed the first Directors shall be elected or appointed by the shareholders entitled to vote on the election of Directors. The number of Directors, excluding additional Directors, may be fixed or changed from time to time by ordinary resolution, whether previous notice thereof has been given or not, but, notwithstanding anything contained in these Articles, the number of Directors shall never be less than one or, if the Company is or becomes a public company, less than that number specified in the Business Corporations Act.
12.2 The remuneration of the Directors, as such, may from time to time be determined by the Directors or, if the Directors shall so decide, by the shareholders. Such remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company, as such, who is also a Director. The Directors shall be repaid such reasonable travelling, hotel and other expenses as they incur in and about the business of the Company; and, if any Director shall perform any professional or other services for the Company that in the opinion of the Directors are outside the ordinary duties of a Director or shall otherwise be occupied in or about the Company’s business, he may be paid a remuneration to be fixed by the Board or, at the option of such Director, by the shareholders, and such remuneration may be either in addition to, or in substitution for any other remuneration that he may be entitled to receive. The Directors on behalf of the Company, unless otherwise determined by ordinary resolution, may pay a gratuity or pension or allowance on retirement to any Director who has held any salaried office or place of profit with the Company or to his spouse or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.
12.3 A Director shall not be required to hold a share in the capital of the Company as qualification for his office but shall be qualified as required by the Business Corporations Act to become or act as a Director. Any Person not being a shareholder of the Company who becomes a Director shall be deemed to have agreed to be bound by the provisions of these Articles to the same extent as if he were a shareholder of the Company.
PART 13
ELECTION AND REMOVAL OF DIRECTORS
13.1 At each annual general meeting of the Company all the Directors shall retire and the shareholders entitled to vote thereat shall elect a Board of Directors consisting of the number of Directors for the time being fixed pursuant to these Articles. A retiring Director shall be eligible for re-election. If the Company is, or becomes, a company that is not a public company and the business to be transacted at any annual general meeting is consented to in writing by all the shareholders who are entitled to attend and vote thereat, such annual general meeting shall be deemed for the purpose of this Part to have been held on such written consent becoming effective.
13.2 Where the Company fails to hold an annual general meeting in accordance with the Business Corporations Act, the Directors then in office shall be deemed to have been elected or appointed as Directors on the last day on which the annual general meeting could have been held pursuant to these Articles and they may hold office until other Directors are appointed or elected or until the day on which the next annual general meeting is held.
13.3. If any general meeting at which there should be an election of Directors and the places of any of the retiring Directors are not filled by such election, such of the retiring Directors who are not re-elected as may be requested by the newly-elected Directors shall, if willing to do so, continue in office to complete the number of Directors for the time being fixed pursuant to these Articles until further new Directors are elected at a general meeting convened for the purpose. If any such election or continuance of Directors does not result in the election or continuance of the number of Directors for the time being fixed pursuant to these Articles, such number shall be fixed at the number of Directors actually elected or continuing in office.
13.4 The Directors shall have power at any time and from time to time to appoint a Person as a director to fill a Casual Vacancy in the Board. Any directors so appointed shall hold office only until the commencement of the next following annual general meeting of the Company, but shall be eligible for re-election at such meeting.
13.5 Subject to the Business Corporations Act, the Directors shall have power at any time and from time to time to appoint one or more Persons as additional directors, provided that the number of additional directors does not at any time exceed:
a)	one-third of the number of first Directors, if at the time of appointment of additional Directors, one or more of the first Directors have not yet completed their first term of office, or

b)	in any other case, one-third of the number of the current Directors who were elected or appointed as Directors other than as additional Directors.
Any Directors so appointed shall hold office only until the commencement of the next following annual general meeting of the Company, but shall be eligible for re-election at such meeting.
13.6 The office of Director shall be vacated if the Director:
a)	resigns his office by notice in writing delivered to the Company or a lawyer for the Company; or

b)	is convicted of an indictable offence and the other Directors resolve to remove him; or

c)	ceases to be qualified to act as a Director pursuant to the Business Corporations Act.
13.7 The Company may by Special Resolution remove any Director before the expiration of his term of office and may by an ordinary resolution appoint another Person in his stead. Any Director so appointed shall hold office only until the next following annual general meeting of the Company, but shall be eligible for re-election at such-meeting.
13.8 The Company may, at any time, by ordinary resolution appoint one or more Persons as Directors to fill vacancies in the Board, including those created as a result of the number of Directors being increased pursuant to Article 12.1.
13.9 If the number of Directors falls below the number required for a quorum, the remaining Directors may appoint as Directors the number of individuals that, when added to the number of remaining Directors, will constitute a quorum. These individuals will only hold office until the vacancies are filled under these Articles or the Business Corporations Act. The Directors shall not take any other action until a quorum is obtained.
PART 14
ALTERNATE DIRECTORS
14.1 Any Director (an “Appointor”) may, from time to time, by notice in writing to the Company appoint any person (an “Appointee”) who is qualified to act as a Director to be his alternate director unless (in the case of an Appointee who is not a Director of the Company) the Directors have reasonably disapproved the appointment of such person as an alternate director and have given notice to that effect to his Appointor within a reasonable time after the notice of appointment is received by the Company.
14.2 Any Director may make or revoke an appointment of his alternate director in writing by any method permitted by law, including over the internet, by the input of data using telephonic facilities or by reproduction using facsimile or electronic facilities, to be delivered or addressed, postage or other charges prepaid, to the registered office of the Company.
14.3 The Appointee, while he holds office as an alternate director, shall be entitled to receive notice of meetings of the Directors and of committees of the Directors of which his Appointor is a member, and, in the absence of the Director for whom he is an alternate, to attend and vote thereat as a Director or sign any resolution of Directors to be consented to in writing.
14.4 A person may be appointed as an alternate director by more than one Director, and an alternate director.
a)	will be counted in determining the quorum for a meeting of Directors once for each of his Appointors and, in the case of an Appointee who is also a Director, once more in that capacity;

b)	has a separate vote at a meeting of Directors for each of his Appointors and, in, the case of an Appointee who is also a Director, an additional vote in that capacity;

c)	will be counted in determining the quorum for a meeting of a committee of Directors once for each of his Appointors who is a member of that committee and, in the case of an Appointee who is also a member of that committee as a Director, once more in that capacity;

d)	has a separate vote at a meeting of a committee of Directors for each of his Appointors who is a member of that committee and, in the case of an Appointee who is also a member of that committee as a Director, an additional vote in that capacity.
14.5 Every alternate director is deemed not to be an agent of his Appointor.
14.6 The appointment of an alternate director ceases when:
a)	his Appointor ceases to be a Director and is not promptly re-elected or re- appointed;

b)	the alternate director dies;

c)	the alternate director resigns as an alternate director by notice in writing provided to the Company or a lawyer for the Company;

d)	the alternate director ceases to be qualified to act as a Director; or

e)	his Appointor revokes the appointment of the alternate director.
14.7 An alternate director shall not be entitled to be remunerated otherwise than from the remuneration of the Director appointing him.
PART 15
POWERS AND DUTIES OF DIRECTORS
15.1 The Directors shall manage, or supervise the management of, the business and affairs of the Company and shall have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or these Articles, required to be exercised by the Company in general meeting.
15.2 The Directors may from time to time, by power of attorney or other instrument under the Seal of the Company (if any), designate any Person to be the attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles and excepting the powers of the Directors relating to the constitution of the Board and of any of its committees, the power of appointment or removal of officers and the power to declare dividends), for such period, with such remuneration and subject to such conditions as the Directors may think fit. Any such designation may be made in favour of any of the Directors or any of the shareholders or in favour of any corporation, or of any of the shareholders, directors, nominees or managers of any corporation, firm or joint venture and any such power of attorney may contain such provisions for the protection or convenience of Persons dealing with such attorney as the Directors think fit. Any such attorney may be authorized by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him.
15.3 Without limiting any general power set out in these Articles, the Directors may cause the business and operations of the Company or any part thereof to be divided or segregated into one or more divisions upon such basis, including without limitation, character or type of operation, geographical territory, product or service, as the Directors may consider appropriate. The Directors may also cause the business and operations of any such division to be further divided into sub-units to be consolidated upon such basis as the Directors may consider appropriate in each case.
15.4 Any division or its sub-unit may be designated by such name as the Directors may from time to time determine and, subject to the Business Corporations Act, may transact business of any kind and do all acts and things under such name.
15.5 From time to time the Directors may establish a divisional board fox any division to consist of such Persons and to have such powers, authorities and discretions as the Directors may from time to time designate. Directors of the divisional boards shall not, as such, be directors of the Company.
15.6 From time to time the Directors, or if authorized by the Directors, the chief executive officer, may appoint one or more officers for any division, prescribe their official titles, powers and duties and settle their terms of employment and remuneration. The Directors, or if authorized by the Directors, the chief executive officer, may remove any officer so appointed, without prejudice to such officer’s rights under any employment contract. Officers of divisions or their sub-units shall not, as such, be officers of the Company.
PART 16
DISCLOSURE OF INTEREST OF DIRECTORS AND SENIOR
OFFICERS
16.1 A Director or a senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of his interest in accordance with the provisions of the Business Corporations Act.
16.2 A Director who has a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction is not entitled to vote in respect of any such contract or transaction with the Company in which he is interested unless all of the Directors have a disclosable interest (as that term is used in the Business Corporations Act) in such contract or transaction and then any or all of those Directors may vote on a Directors’ resolution to approve the contract or transaction. A Director who has a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction and who is present at the meeting of Directors at which the contract or transaction is considered for approval shall be counted in the quorum present at the meeting.
16.3 A Director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the Director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.
16.4 A Director may hold any office or place of profit with the Company (other than the office of auditor of the Company) in conjunction with his office of Director for such period and on such terms (as to remuneration or otherwise) as the Directors may determine and no Director or intended Director shall be disqualified by his office from contracting with the Company either with regard to his tenure or any such other office or place of profit or as vendor, purchaser or otherwise.
16.5 Subject to compliance with the provisions of the Business Corporations Act, a Director or an officer by himself or by his firm may act in a professional capacity for the Company (except as auditor of the Company) and he or his firm shall be entitled to remuneration for professional services rendered to or for the Company as if he were not a Director or an officer.
16.6 A Director or an officer may be or become a director or other officer or employee of, or otherwise interested in, any corporation or firm and, subject to compliance with the provisions of the Business Corporations Act, such Director shall not be accountable to the Company for any remuneration or other benefits received by him as director, officer or employee of, or from his interest in, such other corporation or firm.
PART 17
PROCEEDINGS OF DIRECTORS
17.1 The Directors may elect a Director to be the Chairman of the Board and another Director to be the Vice-Chairman and in doing so may determine the period for which each is to hold office. The Chairman or in his absence the Vice-Chairman or in his absence the President, if a Director, shall preside as chairman at every meeting of the Directors; but, if at any meeting neither the Chairman, nor Vice-Chairman nor President, if a Director, is present or willing to act as chairman within ten minutes of the time appointed for holding the meeting, the Directors present shall choose one of their number to be chairman of the meeting.
17.2 The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. A meeting of the Board may be held at any place within or outside Canada. Meetings of the Board held at regular intervals may be held at such place, at such time and upon such notice (if any) as the Board by resolution from time to time determines.
17.3 Any vote may be held entirely by means of a telephonic or other communications medium, if the Company makes available such facility. Each Director present at a meeting of the Board shall have one vote on each motion arising. Motions arising at meeting of the Board shall be decided by a majority vote. The chairman of the meeting shall not have a second or casting vote.
17.4 A Director may participate in a meeting of the Board or of any committee of the Directors by means of telephonic or other communications medium that permits all participants to communicate with each other, and a Director participating in such manner is deemed to be present at the meeting and shall be counted in the quorum therefore and be entitled to participate and vote thereat.
17.5 Any Director or the president may call a meeting of the Board by giving reasonable notice of such meeting specifying the time and place of the meeting to each of the Directors other than the Director giving that notice. Notices may be given by mail, postage prepaid, addressed to each of the Directors and alternate directors at their addresses as they appear on the books of the Company, or by leaving it at either of their usual business or residential addresses, or sent by electronic document. It shall not be necessary to give notice of a meeting of Directors to any Director or alternate Director if such meeting is to be held immediately following a general meeting at which such Director has been elected or of a meeting of Directors at which such Director is appointed. Any Director who may be absent temporarily from the Province may file a waiver of notice of meetings of the Directors, which may be by letter or by electronic document, at the registered office of the Company and may at any time withdraw the waiver and, until the waiver is withdrawn, no notice of meetings of Directors need be sent to that Director and any meeting of Directors, notice of which has not been given to that Director, shall, provided a quorum of the Directors is present, be valid and effective. Accidental omission to give notice of a meeting of Directors to, or the non-receipt of notice by, any Director shall not invalidate the proceedings at the meeting or any actions taken thereat.
17.6 Any Director may file with the Company a document executed by him waiving notice of any past, present or future meeting or meetings of the Directors being, or required to have been, sent to him and may at any time withdraw such waiver with respect to meetings held thereafter. After filing such waiver with respect to future meetings and until such waiver is withdrawn, no notice need be given to such Director and, unless the Director otherwise requires in writing to the Company, to his alternate director of any meeting of Directors and all meetings of the Directors so held shall be deemed to have been properly called and constituted notwithstanding the absence of notice to such Director or alternate director. Attendance of a Director at a meeting of the Directors shall constitute a waiver of notice of the meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.

17.7 The Directors may from time to time fix the quorum necessary for the transaction of business and unless so fixed such quorum shall be a majority of the Board. If the Company has one Director the necessary quorum shall be one.
17.8 The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of filling the vacancies up to that number, or for the purpose of summoning a general meeting of the Company, but for no other purpose.
17.9 Subject to the provisions of the Business Corporations Act, all acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall, notwithstanding that it be afterwards discovered that there was some defect in the qualification, election or appointment of any such Directors, or of the members of such committee or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly elected or appointed and was qualified to be a Director.
17.10 A resolution consented to in writing, whether by document or any method permitted by law, including over the internet, by the input of data using telephonic facilities or by reproduction using facsimile or electronic facilities, by all of the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and held. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing. Such resolution shall be filed with the minutes of the proceedings of the Directors and shall be effective on the date stated thereon or on the latest date stated on any counterpart.
PART 18
EXECUTIVE AND OTHER COMMITTEES
18.1 The Directors may appoint an Executive Committee to consist of such member or members of the Board as they think fit. The Executive Committee shall have, and may exercise during the intervals between the meetings of the Board, all the powers vested in the Board except:
a)	the power to add to or fill vacancies in the Board;

b)	the power to change the membership of, or fill vacancies in, the Executive Committee or any other committee of the Board;

c)	any powers which under the Business Corporations Act no committee of Directors has authority to exercise; and

d)	such other powers, if any, as may be specified in the resolution appointing the Executive Committee.

18.2 The Directors may by resolution appoint one or more committees consisting of such member or members of the Board as they think fit and may delegate to any such committee various powers of the Board, except:
a)	the power to add to or fill vacancies in the Board;

b)	the power to change the membership of or fill vacancies in any other committee of the Board;

c)	any powers which under the Business Corporations Act no committee of Directors has authority to exercise; and

d)	the power to appoint or remove officers appointed by the Board.
The powers so delegated are to be exercised between meetings of the Board subject to such conditions as may be prescribed in such resolution.
18.3 Each committee appointed by the Directors shall keep regular minutes of its transactions and shall cause them to be recorded in books kept for that purpose and shall report the same to the Board at such times as the Board may from time to time require. The Board shall have power at any time to revoke or override any authority given to any such committee, except as to acts done before such revocation or overriding, to terminate the appointment or change the membership of any committee and to fill vacancies in it. Each committee may make rules for the conduct of its business and may appoint such assistants as it may deem necessary. A majority of the members of a committee shall constitute a quorum thereof.
18.4 Each committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members of the committee present and, in case of an equality of votes, the chairman shall not have a second or casting vote. A resolution approved in writing by all members of a committee shall be as valid and effective as if it had been passed at a meeting of that committee duly called and constituted. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing. Such resolution shall be filed with the minutes of the proceedings of the committee and shall be effective on the date stated thereon or on the latest date stated in any counterpart.
PART 19
OFFICERS
19.1 The Directors may, from time to time, appoint such officers as the Directors may determine and the Directors may, at any time, terminate any such appointment. No officer shall be appointed unless he is qualified in accordance with the provisions of the Business Corporations Act.
19.2 One individual may hold more than one office. An officer is not required to be a Director in order to hold office. The remuneration of the officers of the Company, as such,

and the terms and conditions of their tenure of office or employment, shall from time to time be determined by the Directors; such remuneration may be by way of salary, fee, wage, commission or participation in profits, or any combination thereof or any other means and an officer may in addition to such remuneration be entitled to receive a pension or gratuity after he ceases to hold such office or leaves the employment of the Company. The Directors may decide what functions and duties each officer shall perform and may entrust to and confer upon him any of the powers exercisable by them upon such terms and conditions and with such restrictions as they think fit and may from time to time revoke, withdraw, alter or vary all or any of such functions, duties and powers.
19.3 A senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of his interest in accordance with the provisions of the Business Corporations Act.
PART 20
INDEMNITY AND PROTECTION OF DIRECTORS AND OFFICERS
20.1 Subject to the provisions of the Business Corporations Act, the Directors shall cause the Company to and the Company shall indemnify each individual who:
a)	is or was a Director or officer;

b)	is or was a Director or officer of another corporation
i)	at a time when the corporation is or was an Affiliate, or

ii)	at the request of the Company;
c)	at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, and the heirs and personal or other legal representatives of that individual against all judgments, penalties or fines awarded or imposed in, or an amount paid in settlement of, a proceeding in which that individual is or may be joined as a party or is or may be liable for and, after the final disposition of such proceeding, pay the expenses actually and reasonably incurred in respect of such proceeding to which he is or they are or threatened to be made a party by reason of his being or having been a Director or an officer of the Company or by reason of his serving or having served, at the request of the Company, as a Director, officer of the Company or any other corporation or equivalent position of a partnership, trust, joint venture or other unincorporated entity, including any action whether brought by the Company or any such entity as above described; provided that he shall have acted honestly and in good faith with a view to the best interests of the Company or the associated corporation, as the case may be, and in the case of a proceeding other than a civil proceeding, did not have reasonable grounds for believing that his conduct in respect of which the proceeding was brought was not lawful. Each Director and officer of the Company on being elected or appointed shall be deemed to have contracted with the Company on the terms of the foregoing indemnity.
20.2 The determination of any action, suit or proceeding by judgment, order, settlement, conviction or otherwise shall not, of itself, create a presumption that the person did not act honestly and in good faith with a view to the best interests of the Company and, with respect to any proceeding other than a civil proceeding, did not have reasonable grounds to believe that his conduct was lawful.
20.3 The failure of a Director or officer of the Company to comply with the provisions of the Business Corporations Act or these Articles shall not invalidate any indemnity to which he is entitled under this Part.
20.4 Subject to the provisions of the Business Corporations Act, no Director or officer for the time being of the Company shall be liable for the acts, receipts, neglects or defaults of any other Director or officer, or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Board for the Company, or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Company shall be invested or for any loss or damages arising from the bankruptcy, insolvency, or tortious act of any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited or for any loss occasioned by any error of judgment or oversight on his part or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his own willful act or default, negligence, breach of trust or breach of duty.
20.5 The Directors may cause the Company to purchase and maintain insurance for the benefit of any person for whom and against any liability for which the Directors shall or may cause the Company to provide indemnity pursuant to these Articles.
20.6 The indemnification provided by this Part shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other Part or any valid and lawful agreement, vote of shareholders or Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director or officer and shall enure to the benefit of the heirs, executors and administrators of such person. The indemnification provided by this Part shall not be exclusive of any powers, rights, agreements or undertakings which may be legally permissible or authorized by or under any applicable law. Notwithstanding any other provisions set forth in this Part, the indemnification stipulated and authorized by this Part shall be applicable only to the extent that any such indemnification shall not duplicate indemnity or reimbursement which that person has received or shall receive otherwise than under this Part.

PART 21
DIVIDENDS AND RESERVES
21.1 The Directors may from time to time declare and authorize payment of such dividends, if any, as they may deem advisable and need not give notice of such declaration to any shareholder. A dividend may be paid out of profits, capital or otherwise and a declaration by the Directors as to the amount of such profits, capital or other funds or assets available for dividends shall be conclusive. The Company may pay any such dividend wholly or in part by the distribution of property, issuing shares or warrants of the Company or in any one or more such ways as may be authorized lawfully by the Company or the Directors. Where any difficulty arises with regard to such a distribution the Directors may settle the same as they think expedient and, in particular, may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payments in substitution for all or any part of the specific assets to which any shareholder is entitled shall be made to any shareholder on the basis of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees for the persons entitled to the dividend as may seem expedient to the Directors.
21.2 Any dividend declared on shares of any class by the Directors may be made payable on such date as is fixed by the Directors.
21.3 Subject to the rights of shareholders (if any) holding shares with special rights as to dividends, all dividends on shares of any class shall be declared and paid according to the number of such shares held.
21.4 The Directors may, before declaring any dividend, set aside out of the funds properly available for the payment of dividends such sums as they think proper as a reserve or reserves, which shall, at the discretion of the Directors, be applicable for meeting contingencies, for equalizing dividends, or for any other purpose to which such funds of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit. The Directors may also, without placing the same in reserve, carry forward such funds, which they think prudent not to declare as a dividend.
21.5 No dividend shall bear interest against the Company. Where the dividend to which a shareholder is entitled includes a fraction of a cent, such fraction shall be disregarded in making payment thereof and such payment shall be deemed to be payment in full.
21.6 Any dividend, bonus or other money payable in cash in respect of shares may be paid by cheque sent through the post directed to the Registered Address of the holder, or, in the case of joint holders, to the Registered Address of one of the joint holder or to such person and to such address as the holder or joint holders may direct in writing. Every such cheque shall be made payable to the order of the holder, or, in the case of joint holders, to any of such joint holders or to such person as the holder or joint holders may direct in writing. The mailing of such cheque shall, to the extent of the sum represented thereby (plus the amount of any tax required by law to be deducted), discharge all liability for the dividend, unless such cheque shall not be paid on presentation or the amount of tax so deducted shall not be paid to the appropriate taxing authority. Any one of two or more joint holders may give effectual receipts for any dividend, bonus or other money payable in respect of the shares held by them as joint holders and the Company is not bound to see the execution of any trust in respect of shares of the Company.
21.7 Notwithstanding anything contained in these Articles, the Directors may from time to time capitalize any undistributed surplus on hand of the Company and may from time to time issue as fully paid and non-assessable any unissued shares or warrants of the Company as a dividend respecting such undistributed surplus on hand or any part thereof.
21.8 Notwithstanding anything contained in these Articles, should any dividend result in any shareholder being entitled to a fractional part of a share of the Company, the Directors shall have the right to pay such shareholder in place of that fractional share, the cash equivalent thereof calculated on the par value thereof or in the case of shares without par value, calculated on the price or consideration for which such shares were or were deemed to be issued, and shall have the further right and complete discretion to carry out such distribution and to adjust the rights of such shareholder with respect thereto on as practical and equitable a basis as possible including the right to arrange through a fiscal agent or otherwise for the sale, consolidation or other disposition of those fractional shares on behalf of such shareholder of the Company.
PART 22
MINUTES, DOCUMENTS, RECORDS AND REPORTS
22.1 The Directors shall cause minutes to be duly entered in books provided for the purposes:
a)	of the names of the Directors or their alternate directors present at each meeting of Directors and of any committee of Directors;

b)	of all resolutions and proceedings of general meetings and class meetings of the shareholders of the Company and of all meetings of the Directors and of committees of Directors; and

c)	of all waivers signed or resolutions passed by consent being given thereto in writing.
22.2 The Company shall keep at its records office or at such other place as the Business Corporations Act may permit, the documents, copies, registers, minutes and records which the Company is required by the Business Corporations Act to keep at its records office or such other place, as the case may be;
22.3 The Company shall cause to be kept proper books of account and accounting records in respect of all financial and other transactions of the Company in order to properly record the financial affairs and condition of the Company and to comply with the Business Corporations Act.
22.4 Unless the Directors determine otherwise, or unless otherwise determined by an ordinary resolution, no shareholder of the Company shall be entitled to inspect the accounting records of the Company.
22.5 The Directors shall, from time to time, at the expense of the Company, cause to be prepared and laid before the Company in a general meeting such financial statements and reports as are required by the Business Corporations Act.
22.6 Every shareholder shall, upon their request, be entitled to be furnished once, at no expense, with a copy of the latest annual financial statement of the Company and, if so required by the Business Corporations Act, a copy of each such annual financial statement shall be mailed to each shareholder.
PART 23
NOTICES
23.1 Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:
a)	mail addressed to the person at the applicable address for that person as follows:
i)	for a record mailed to a shareholder, the shareholder’s address;

ii)	for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

iii)	in any other case, the mailing address of the intended recipient;
b)	delivery at the applicable address for that person as follows, addressed to the person:
i)	for a record delivered to a shareholder, the shareholder’s registered address;

ii)	for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

iii)	in any other case, the delivery address of the intended recipient;
c)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

d)	sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;

e)	physical delivery to the intended recipient;

f)	by any other method permitted by law.
23.2 Where a record is sent by mail, service or delivery of the record shall be deemed to be effected by properly addressing, prepaying and mailing the record and to have been given on the day, Saturdays, Sundays and holidays excepted, following the date of mailing. A certificate signed by a director or officer of the Company or of any other corporation acting in that behalf for the Company that the letter, envelope or wrapper containing the notice, statement, report or other record was so addressed, prepaid and mailed or otherwise sent as permitted by Article 23.1 shall be conclusive evidence thereof.
23.3 A notice, statement, report or other record may be given or delivered by the Company to the joint holders of a share by giving the notice, statement, report or other record to any one of the joint holders named in the central securities register in respect of that share.
23.4 A notice, statement, report or other record may be given or delivered by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by sending it through the mail prepaid addressed to them by name or by the title of representatives of the deceased or incapacitated person or trustee of the bankrupt, or by any like description, at the address (if any) supplied to the Company for the purpose by the persons claiming to be so entitled or (until such address has been so supplied) by giving the notice in a manner in which the same might have been given if the death, bankruptcy or incapacity had not occurred.
23.5 Notice of every general meeting or meeting of shareholders holding a class of shares shall be given in a manner hereinbefore authorized to every shareholder holding at the time of the issue of the notice or the date fixed for determining the shareholders entitled to such notice, whichever is the earlier, shares which confer the right to notice of and to attend and vote at any such meeting. No other person except the auditor of the Company and the Directors of the Company shall be entitled to receive notices of any such meeting.
23.6 Any notice, statement, report or other record sent by mail to or left at the address of any shareholder as recorded in the central securities register shall, notwithstanding that shareholder is then deceased, bankrupt or incapacitated and whether or not the Company has notice of his death, bankruptcy or incapacity, be deemed to have been duly served in respect of any registered shares, whether held solely or jointly with other persons by that deceased, bankrupt or incapacitated shareholder, until some other person is registered in his place as a shareholder or joint shareholder in respect of those shares and that service shall for all purposes of these Articles be deemed a sufficient service of such notice, statement, report or other record on his personal representatives, trustee in bankruptcy and all persons, if any, jointly interested with him in those shares.
23.7 If a number of days’ notice or a notice extending over any other period is required to be given, the day of service shall not, unless it is otherwise provided in these Articles, be counted in the number of days or other period required.
PART 24
RECORD DATES
24.1 The Directors may set a date as the record date, which shall not be more than the maximum number of days permitted by the Business Corporations Act, preceding the date of any meeting of shareholders, or any class thereof or of the payment of any dividend or of the participation in a liquidation distribution requiring the determination of shareholders as the record date for the determination of the shareholders entitled to notice of, or to attend and vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or entitled to participate in a liquidation distribution, and, in such case, notwithstanding anything elsewhere contained in these Articles, only shareholders of record on the date so fixed shall be deemed to be shareholders for the purpose aforesaid. The record date must not proceed the date on which the meeting is held by fewer than:
a)	if and for so long as the Company is a public company, 21 days;

b)	otherwise; 10 days,
24.2 Where no record date is so fixed for the determination of shareholders as provided in the preceding Article, the date on which the notice is mailed or on which the resolution declaring the dividend is adopted, as the case may be, shall be the record date for such determination.
PART 25
SEAL AND EXECUTION OF DOCUMENTS
25.1 The Directors may provide a Seal for the Company and, if they do so, shall provide for the safe custody of the Seal which shall not be affixed to any instrument except when attested by the signature of the following persons, or, in the absence of a Seal, provide for the execution of documents by the signature of the following persons, namely:
a)	any two Directors;

b)	one of the Chairman of the Board, the President, the Managing Director, a Director and a Vice-President together with one of the Secretary, the Treasurer, the Secretary-Treasurer, an Assistant Secretary, an Assistant Treasurer and an Assistant Secretary-Treasurer;

c)	if the Company shall have only one shareholder, any one Director or the President or the Secretary; or

d)	such person or persons as the Directors may from time to time by resolution appoint.
Any one of the foregoing persons may certify a true copy of any document or resolution and affix the seal thereto if required.
25.2 To enable the Seal of the Company to be affixed to any bonds, debentures, share certificates, or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the Directors or officers of the Company are, in accordance, with the Business Corporations Act and/or these Articles, printed or otherwise mechanically reproduced there may be delivered to the firm or company employed to engrave, lithograph or print, such definitive or interim bonds, debentures, share, certificates or other securities one or more unmounted dies reproducing the Company’s Seal and the Chairman of the Board, the President the Managing Director or a Vice-President and the Secretary, Treasurer, Secretary-Treasurer, an Assistant Secretary, and Assistant Treasurer or an Assistant Secretary-Treasurer may by a document authorize such firm or company to cause the Company’s Seal to be affixed to such definitive or interim bonds, debentures, share certificates or other securities by the use of such dies. Bonds, debentures, share certificates or other securities to which the Company’s Seal has been so affixed shall for all purposes be deemed to be under and to bear the Company’s Seal lawfully affixed thereto.
25.3 The Company may have a Seal for use in any other province, state, territory or country.
PART 26
PROHIBITIONS
26.1 In this Article 26:
a)	“designated security” means:
i)	a voting security of the Company;

ii)	a security of the Company that is not a debt security and that carries a residual right to participate in the earnings of the Company or, on the liquidation or winding up of the Company, in its assets; or

iii)	a security of the Company convertible, directly or indirectly, into a security described in paragraph (i) or (ii);
b)	“security” has the meaning assigned in the Securities Act (British Columbia);

c)	“voting security” means a security of the Company that:

i)	is not a debt security, and

ii)	carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing.
26.2 Article 26.3 does not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply.
26.3 No share or designated security may be sold, transferred or otherwise disposed of without previous consent of the Directors expressed by a resolution of the Board and the Directors shall not be required to give any reason for refusing to give their consent to any such proposed sale, transfer or other disposition.